UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 15, 2012

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)

The shareholder approved 2003 Senior Executive Annual Incentive Bonus Plan, as amended (the “Bonus Plan”) of Leucadia National Corporation (the “Company”) provides for an annual incentive bonus to each of Messrs. Cumming and Steinberg in an amount equal to 1.35% of the audited pre-tax earnings of the Company and its consolidated subsidiaries for each year through 2014, subject to reduction by the Compensation Committee of the Company’s Board of Directors, in its sole discretion.  On May 15, 2012, the Compensation Committee awarded performance bonuses for 2011 under the Bonus Plan of $1,073,763 (the “2011 Bonus”) to each of Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President, respectively.  The 2011 Bonus equaled 1.35% of the audited consolidated pre-tax earnings of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2011.

After giving effect to the 2011 Bonus for Mr. Cumming and Mr. Steinberg, the amounts reflected in the Summary Compensation Table contained in the Company’s Proxy Statement dated April 13, 2012 under the columns “Bonus” and “Total” would have increased by the amount of the 2011 Bonus for each of Mr. Cumming and Mr. Steinberg.  As a result, total compensation as reflected in the Summary Compensation Table for 2011 would have been $29,250,974 for Mr. Cumming and $29,218,901 for Mr. Steinberg.  These amounts include the grant date fair value of $26,697,578 of warrants granted to each of Messrs. Cumming and Steinberg in 2011 pursuant to the terms of the 2011 Warrant Plan, which was approved by shareholders at the 2011 annual meeting of shareholders.  The fair value of the warrants is required to be determined in accordance with generally accepted accounting principles and is not necessarily reflective of the compensation that will actually be realized by the warrant holder upon exercise, which could differ substantially from the fair value indicated above.  For information on the valuation assumptions with respect to the grants made in 2011, refer to Note 15 to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2011.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 15, 2012 the Company held its annual meeting of shareholders.

1.           The Company’s shareholders elected eight directors to the Board of Directors.  The votes regarding this proposal were as follows:

	Number of Shares
	For	Withheld	Broker Non-Votes
Ian M. Cumming	191,730,789	7,929,221	24,450,297
Paul M. Dougan	177,851,435	21,808,575	24,450,297
Alan J. Hirschfield	198,195,197	1,464,813	24,450,297
James E. Jordan	178,420,461	21,239,549	24,450,297
Jeffrey C. Keil	198,268,268	1,391,742	24,450,297
Jesse Clyde Nichols, III	178,402,434	21,257,576	24,450,297
Michael Sorkin	198,494,030	1,165,980	24,450,297
Joseph S. Steinberg	195,481,533	4,178,477	24,450,297

2.           The Company’s shareholders approved the advisory vote on executive compensation.  The votes regarding this proposal were as follows:

For	126,968,627
Against	71,139,434
Abstentions	1,551,949
Broker Non-Votes	24,450,297

3.              The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as independent auditors for the year ended December 31, 2012.  The votes regarding this proposal were as follows:

For	222,299,662
Against	1,605,776
Abstentions	204,869

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2012

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
		Name:	Joseph A. Orlando
		Title:	Vice President and Chief Financial Officer

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